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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                        -------------------------------

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 20, 2001
                                 --------------------

                             TIPPERARY CORPORATION
                ----------------------------------------------
                 (Exact name of registrant as specified in its
                                   charter)

                                     TEXAS
              --------------------------------------------------
                (State or other jurisdiction of incorporation)

             1-7796                                       75-1236955
-----------------------------------            --------------------------------
      (Commission File Number)                 (IRS Employer Identification No.)

633 Seventeenth Street, Suite 1550
Denver, Colorado                                                 80202
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:  (303) 293-9379

                                Not Applicable
                  ------------------------------------------
                  (Former name or former address, if changed
                              since last report)

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Item 5. Other Events
--------------------

Promissory Note
---------------

Filed herewith as Exhibit 4.72 is a Promissory Note dated August 20, 2001 in the amount of $15.0 million payable to the order of Slough Estates USA Inc. The note replaces an earlier note dated March 6, 2001, in the amount of $12.0 million due to Slough Estates USA Inc. lending Tipperary an additional $3.0 million.

Fifth Amendment to Security Agreement
-------------------------------------

Filed herewith as Exhibit 4.73 is the Fifth Amendment to Security Agreement dated August 20, 2001 between Tipperary and Sough Estates USA Inc. The amendment modifies the original security agreement and previous amendments to cover the additional $3.0 million of borrowings received by Tipperary from Slough Estates USA Inc. on August 20, 2001.

Gas Sales Agreement
-------------------

Filed herewith as Exhibit 10.81 is a Gas Sales Agreement dated September 28, 2001, between Tipperary Corporation's 90%-owned Australian subsidiary, Tipperary Oil & Gas (Australia) Pty Ltd ("Tipperary") and Queensland Fertilizer Assets Ltd ("QFAL") of Queensland, Australia under which Tipperary would sell up to 260 billion cubic feet of gas to QFAL over 20 years beginning in 2004. The gas is to be consumed by a fertilizer plant QFAL intends to construct in southeastern Queensland.

The contract provides that QFAL have in place financing commitments for construction of the plant and a pipeline. It further provides that Tipperary have financing in place to drill and complete enough wells to satisfy the delivery requirements. Construction of the plant should take approximately two years and will begin approximately six months after QFAL obtains project financing for the plant and governmental approvals, neither of which can be assured.

Tipperary's Australian subsidiary owns a 65% interest in the Comet Ridge coalbed methane project and has offered each participant in the project a pro-rata portion of sales under the new contract. As of October 17, 2001, interests totaling a little over 4% have elected to participate. Tipperary will sell between 62% and 94% of the contract volumes, depending on how many of the remaining owners in the project elect to participate.

Employment Agreement
--------------------

Filed herewith as Exhibit 10.82 is an Employment and Confidentiality Agreement between Tipperary Corporation ("the Company") and David L. Bradshaw dated September 18, 2001. The agreement provides that Mr. Bradshaw accepts employment in the positions of Chairman, President and Chief Executive Officer for a term of two years at a salary of $210,000 per year, certain specified benefits and bonuses at the discretion of the Company's Compensation Committee.


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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

     (a)   N/A

     (b)   N/A

     (c)   Exhibits.

     4.72 Promissory Note dated August 20, 2001, in the amount of $15,000,000 issued by Registrant to Slough Estates USA Inc.

     4.73 Fifth Amendment to Security Agreement dated August 20, 2001, between the Registrant and Slough Estates USA Inc.

    10.81 Gas Sales Agreement between Tipperary Oil Gas (Australia) Pty Ltd (ACN 077 536 871) as Seller and Queensland Fertilizer Assets Limited (ACN 011 062 294) as Buyer, dated September 28, 2001.

    10.82 Employment Agreement dated September 18, 2001 between Registrant and David L. Bradshaw.


                                 SIGNATURE
                                 ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: October 18, 2001

                              TIPPERARY CORPORATION


                              By:/s/ David L. Bradshaw
                              -----------------------------------------
                                 David L. Bradshaw, President

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